UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2019

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

350 Park Avenue, 20th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
8.00% Senior Notes due 2042	MFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Material Definitive Agreement.

On June 3, 2019, MFA Financial, Inc., a Maryland corporation (the “Company”), completed the issuance and sale of $230.0 million aggregate principal amount of its 6.25% Convertible Senior Notes due 2024 (the “Notes”), including $30.0 million aggregate principal amount of the Notes issued upon exercise of the underwriters’ over-allotment option to purchase additional Notes, in a public offering pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-214659) (the “Registration Statement”) and a related prospectus, as supplemented by a preliminary prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2019 and a final prospectus supplement filed with the SEC on May 31, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of May 29, 2019, by and between the Company and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), whereby the Company agreed to sell to the Underwriters and the Underwriters agreed to purchase from the Company, subject to and upon the terms and conditions set forth in the Underwriting Agreement, the Notes. Pursuant to Underwriting Agreement, the Company granted the Underwriter the option to purchase, exercisable within a 30-day period, up to an additional $30.0 million aggregate principal amount of the Notes solely to cover over-allotments, if any, which option the Underwriters exercised in full on May 30, 2019. The Company made certain customary representations, warranties and covenants concerning the Company and the Registration Statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The Notes were issued at 99% of the principal amount, bear interest at a rate equal to 6.25% per year, payable in cash semiannually in arrears on June 15 and December 15 of each year, beginning on December 15, 2019, and are expected to mature on June 15, 2024 (the “Maturity Date”), unless earlier converted, redeemed or repurchased. The Company will not have the right to redeem the Notes prior to maturity except to the extent, and only to the extent, necessary to preserve the Company’s status as a REIT.

Holders of the Notes will be permitted to convert their Notes into shares of the Company’s common stock at any time prior to the close of business on the business day immediately preceding the Maturity Date. The conversion rate initially equals 125.7387 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $7.95 per share of the Company’s common stock, based on a $1,000 principal amount of the Notes. The conversion rate will be subject to adjustment upon the occurrence of certain specified events. In addition, following certain corporate events that occur prior to the Maturity Date, which are referred to as a “make-whole fundamental change,” the Company may be required to increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event determined by reference to a table included in the Supplemental Indenture (as defined below), based on the effective date of, and the price paid (or deemed paid) per share of the Company’s common stock in, such corporate event. Finally, if the Company undergoes a “fundamental change” (as defined in the Supplemental Indenture), holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes were issued under the indenture, dated June 3, 2019 (the “Base Indenture”), as supplemented by the first supplemental indenture, dated June 3, 2019 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), among the Company and Wilmington Trust, National Association, as trustee. The Notes are senior unsecured obligations of the Company that rank senior in right of payment to any future indebtedness of the Company that is expressly subordinated in right of payment to the Notes, equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated, including the Company’s 8.00% Senior Notes due 2042, effectively junior to any future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all existing and future indebtedness and any preferred equity of the Company’s subsidiaries as well as to any of the Company’s existing or future indebtedness that may be guaranteed by any of the Company’s subsidiaries (to the extent of any such guarantee).

The Indenture contains customary events of default. If there is an event of default under the Notes, the principal amount of the Notes, plus accrued and unpaid interest (including additional interest, if any), may be declared immediately due and payable, subject to certain conditions set forth in the Indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events of default involving the Company.

The net proceeds to the Company from the sale of the Notes, after deducting the underwriter’s discounts and commissions and estimated offering expenses, are expected to be approximately $223.4 million. The Company intends to add the net proceeds from this offering to its general corporate funds, which the Company may use for general working capital purposes, including to invest in additional residential mortgage-related assets, including but not limited to, residential whole loans, MBS, CRT securities and investments related to mortgage servicing rights, and for working capital, which may include, among other things, the repayment of amounts outstanding under the Company’s repurchase agreements.

Copies of the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the Notes are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Underwriting Agreement, the Base Indenture, the Supplemental Indenture and the form of the Notes. In connection with the registration of the Notes under the Securities Act, the legal opinions of Venable LLP and Hunton Andrews Kurth LLP relating to the legality of the Notes are attached as Exhibit 5.1 and Exhibit 5.2, respectively, and the legal opinion of Hunton Andrews Kurth LLP with respect to tax matters is attached as Exhibit 8.1, to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

1.1	Underwriting Agreement, dated as of May 29, 2019, by and between the Company and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein.

4.1	Indenture, dated June 3, 2019, between the Company and Wilmington Trust, National Association, as trustee.

4.2	First Supplemental Indenture, dated June 3, 2019, between the Company and Wilmington Trust, National Association, as trustee.

4.3	Form of 6.25% Convertible Senior Notes Due 2024 of the Company (attached as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 hereto)

5.1	Opinion of Venable LLP regarding the legality of the Notes.

5.2	Opinion of Hunton Andrews Kurth LLP regarding the legality of the Notes.

8.1	Opinion of Hunton Andrews Kurth LLP regarding tax matters.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibits 5.2 and 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2019	MFA FINANCIAL, INC.

	By:	/s/ Harold E. Schwartz
Harold E. Schwartz
Senior Vice President and General Counsel